                                                                   Exhibit 10.18

                  AGREEMENT dated as of June 25, 1997 between Russian Wireless Telephone Company, Inc. (the "Borrower"), a Delaware corporation formerly known as Telcom Group USA, Inc. having offices for the transaction of business located at 780 Third Avenue, Suite 1600, New York, New York 10017; and Inversiones Santa Catalina, N.V. (the "Lender"), a joint stock corporation organized under the laws of the Netherlands Antilles having offices for the transaction of business located at P.O. Box 1137, Curacao, Netherlands, Antilles.

                  WHEREAS, in May 1995, the Borrower, redeemed from the Lender 800,000 shares of Borrower's $.01 par value common stock and agreed to pay therefor the sum of $600,000 (the "Redemption Price"); and

                  WHEREAS, as evidence of Borrower's obligation to pay the Redemption price to Lender, Borrower made and issued on May 22, 1995 a certain promissory note which provided, among other things, that Borrower would pay to the Lender on May 22, 2000 the principal sum of $600,000, together with interest thereon computed at the rate of 2% per annum (the "Note"); and

                  WHEREAS, the Borrower desires to borrow the sum of $150,000 from Lender in accordance with the terms, and subject to the conditions hereinbelow set forth; and

                  WHEREAS, Lender is willing to lend said $150,000 to the Borrower pursuant to the terms of this agreement,

                  NOW, THEREFORE, in consideration of the foregoing, and the mutual terms and conditions hereinbelow set forth, it is agreed, as follows:

                  1. $150,000 Loan. Borrower hereby acknowledges receipt from the Lender of the sum of $150,000 (the "Principal") which constitutes the proceeds of a loan made by the Lender to the Borrower. Borrower hereby promises that, on the earlier to occur of (i) the closing of its proposed initial public offering of securities (the "Offering"), and (ii) December 31, 1997, Borrower shall pay, by bank check, certified check or other immediately available funds, said Principal (or the outstanding balance thereof remaining unpaid on said date), together with interest computed on said principal amount (as the same may be reduced from time to time) from the date first above-written through the date of such payment, at the rate of 15% per annum (said Principal and interest being hereinafter referred to collectively as the "Indebtedness"). Anything herein contained to the contrary notwithstanding, in the event that, for any reason, Borrower withdraws the registration statement pertaining to the Offering prior to the declaration of effectiveness thereof by the Securities & Exchange Commission (the "Commission"), or otherwise ceases (a "Termination") to proceed with registration of the securities subject to such Offering under the Securities Act of 1933, as amended (the "Act"), the entire amount of the Indebtedness shall thereupon become immediately due and payable without further notice.

                  2. Events of Default. Upon the occurrence of any of the following events (herein called "Events of Default") which shall have occurred and be continuing:

                           a. Borrower shall default in the payment of the
Indebtedness when due; or

                           b. (i) Borrower shall commence any proceeding or
other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (ii) Borrower shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (iii) Borrower applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (iv) Borrower makes a general assignment for the benefit of creditors; or

                           c. (i) There shall be commenced any involuntary
proceeding in bankruptcy against Borrower or there shall be taken any action against Borrower seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, which proceeding or action shall continue for sixty (60) days undismissed, unbonded or undischarged; or

                              (ii) there shall be appointed any receiver,
conservator, trustee or similar officer for Borrower or for all or substantially all of its property, and such appointment shall continue for sixty (60) days undismissed, unbonded or undisclosed; or (iii) there shall be issued any warrant of attachment, execution or similar process against substantially all of the property of Borrower which shall continue for sixty (60) days undismissed, unbonded and undischarged; or

                           d. There shall be a material breach of any warranty,
representation or covenant of Borrower contained herein; or

                           e. A Termination shall occur (as defned in Section 1
hereof),

then, and in any such event the Lender may by written notice to Borrower declare the entire unpaid Principal outstanding together with accrued interest thereon at a rate (the "Late Rate") equal to the greater of (i) 12% per annum or (ii) the highest maximum rate permitted by law, due and payable, and the same shall, unless such default be cured within five (5) days after such notice, forthwith become due and payable upon the expiration of such five (5) day period, without presentment, demand, protest or other notice of any kind, all of which are expressly waived.

                  3. Acceleration of Payment of the Note. In order to induce Lender to enter into and execute this Agreement, the parties hereto hereby agree that the Note is hereby deemed to have been modified to provide that the entire unpaid balance of the principal amount of the Note, together with all accrued but unpaid interest due and owing with respect thereto, shall become due and payable on the date when the Indebtedness shall become due and payable hereunder.

                  4. Borrower's Warranties and Representations. Borrower hereby represents and warrants to the Lender, as follows:

                           a. Organization and Corporate Power. Borrower is a
corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Borrower does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Borrower's organizational and governing documents, or any provision of any law, rule, regulation, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Borrower or any of its subsidiaries is a party or by which Borrower or any of its subsidiaries is bound. Borrower has taken all action required by law, its organizational and governing documents or otherwise (including action by such entity's board of directors or other managing body) to authorize its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of Borrower.

                           b. Consents. No authorization, consent or approval or
other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by Investor of any obligations hereunder. To the best of Borrower's knowledge, no registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement or of the consummation of the transactions contemplated hereby.

                  5. Lender's Representations. Lender represents to Borrower, as follows:

                           a. Lender has been advised by Borrower, as follows:

                                    i. Borrower is seeking to borrow up to
$300,000 (including the Principal) from several lenders including the Lender. THE CLOSINGS OF THE LOANS TO BE MADE TO BORROWER BY SUCH LENDERS (INCLUDING LENDER) ARE NOT INTERRELATED OR INTERDEPENDENT. ACCORDINGLY, BORROWER MAY CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, AND USE THE PRINCIPAL FOR THE PURPOSES STATED HEREIN WHETHER OR NOT IT CLOSES ANY OF SUCH OTHER LOAN TRANSACTIONS.

                                    ii. Lender has received a copy of the
preliminary prospectus which forms a part of the Registration Statement on Form SB-2 which the Borrower filed with the Commission on March 28, 1997 under Registration No. 333-24177 (the "Prospectus").

                                    iii. Lender has reviewed the Prospectus, and
is familiar with the various risks identified in the section of the Prospectus entitled "Risk Factors."

                                    iv. The Principal shall be used by Borrower
as working capital, and for general corporate purposes.

                           b. Lender is aware of and, in connection with his
review of the Prospectus, Lender has considered, among other things, the following additional risk factors:

                                    i. The transaction which is the subject of
this Agreement is extremely speculative and should only be made by persons who can afford to lose the entire principal amount being loaned to Borrower.

                                    ii. The repayment of the Indebtedness will
be wholly dependent upon the completion of the Offering.

                  6. Miscellaneous. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by all the parties hereto. No delay or failure on the part of the Lender in exercising any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Borrower agrees to indemnify and hold harmless the Lender from and against any costs and expenses (including attorneys' fees and disbursements) incurred by the Lender in enforcing and preserving the Lender's rights under this Agreement. This agreement shall be interpreted in accordance with the laws of the state of New York without regard to the conflicts of laws principles thereof.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above-written.


                                       Russian Wireless Telephone Company, Inc.



                                       By:_____________________________________
                                            Ronald G. Nathan, President


                                       Inversiones Santa Catalina, N.V.

                                       By its Managing Director
                                       Holland Intertrust (Curacao) N.V.



                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________